Annual Meeting of Shareholders
October 23, 2003
at the
Hotel Adolphus
1321 Commerce Street
Dallas, Texas 75202

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

* * * * * * *

A copy of the Annual Report containing the financial statements and notes to financial statements, together with quantitative and qualitative disclosures about market risk and management’s discussion and analysis of financial condition and results of operations for the year ended May 31, 2003 is included with this Proxy Statement.

TELETOUCH COMMUNICATIONS, INC.

110 N. COLLEGE, SUITE 200
TYLER, TEXAS 75702

September 19, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Teletouch Communications, Inc. on October 23, 2003. The Annual Meeting will begin at 9:00 a.m. local time at the Hotel Adolphus, 1321 Commerce Street, Dallas, Texas 75202.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about September 19, 2003.

Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Dallas on October 23, 2003.

Very truly yours,

Robert M. McMurrey
Chairman of the Board

TELETOUCH COMMUNICATIONS, INC.
110 N. COLLEGE, SUITE 200
TYLER, TEXAS 75702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teletouch Communications, Inc., a Delaware corporation, will be held on October 23, 2003, at the Hotel Adolphus, 1321 Commerce Street, Dallas, Texas 75202, at 9:00 a.m. local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1.	To elect two Class III directors to serve for three years and until their successors have been duly elected and qualified;

2.	To ratify the selection of BDO Seidman LLP as the Company’s independent accountants; and

3.	To transact such other business as may properly come before the meeting.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Only those stockholders of record at the close of business on September 12, 2003 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. The stock transfer books will not be closed.

Stockholders should note that the Teletouch By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice is provided to the Board of Directors or the Teletouch Corporate Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to stockholders.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

Tyler, Texas September 19, 2003	By order of the Board of Directors

TELETOUCH COMMUNICATIONS, INC.

Douglas E. Sloan, Corporate Secretary

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT TELETOUCH STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1 TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY
PROPOSAL 2 TO RATIFY THE SELECTION OF BDO SEIDMAN LLP AS INDEPENDENT ACCOUNTANTS

TELETOUCH COMMUNICATIONS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

October 23, 2003

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Teletouch Communications, Inc., a Delaware corporation (Teletouch or the Company), for use at the Annual Meeting of Teletouch stockholders to be held at the Hotel Adolphus, 1321 Commerce Street, Dallas, Texas 75202, on October 23, 2003, at 9:00 a.m. local time, and at any adjournments of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided.

HOW MANY VOTES DO I HAVE?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about September 19, 2003 to all stockholders. Stockholders who owned Teletouch common stock at the close of business on September 12, 2003 (the Record Date) are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting.

On the Record Date, there were two classes of stock issued and outstanding, the common stock and the Series C Preferred Stock. On that date there were 4,546,980 shares of common stock outstanding and 1,000,000 shares of Series C Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote. The Series C Preferred Stock is non-voting. Holders of Series C Preferred Stock are entitled to notice of all stockholders meetings. The consent of at least a majority of the Series C Preferred Stock (calculated on an “as converted” basis) is required to effect any amendment (a) to voting powers, preferences or rights of the holders of Series C Preferred Stock or (b) to the Certificate of Incorporation authorizing, creating or increasing the amount of any shares of any class or series prior or equal to the Series C Preferred Stock for payment of dividends or (c) any merger or consolidation unless the surviving entity shall have no class or series of shares or securities authorized or outstanding ranking prior to the Series C Preferred Stock.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals as the Annual Meeting:

1.	Election of two Class III directors, each to serve for three years and until their successors have been duly elected and qualified;

2.	Ratification of the selection of BDO Seidman LLP as the Company’s independent accountants; and

3.	Transaction of such other business as may properly come before the meeting.

Our Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.

WHO MAY VOTE ON THESE PROPOSALS?

All of the holders of record of Teletouch common stock at the close of business on September 12, 2003 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 4,546,980 shares of common stock outstanding and entitled to vote. The presence of at least one-third of the outstanding shares of common stock will constitute a quorum for the purpose of transacting business at the Annual Meeting.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy and the Teletouch Annual Report to Stockholders for the year ended May 31, 2003 are being mailed to stockholders on or about September 19, 2003.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on October 23, 2003. The presence in person or by proxy of at least one-third of the shares of common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as affirmative votes for purposes of determining whether a proposal has been approved.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	FOR the election of the Class III director nominees

•	FOR the ratification of the selection of BDO Seidman LLP as the Company’s independent accountants

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on October 23, 2003 or at a later date if the meeting is postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

•	You may send in another proxy with a later date.

•	You may notify Teletouch in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting, that you are revoking your proxy.

•	You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. There are two nominees for the two Class III seats.

Proposal 2: Ratification of Independent Accountants

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation or the By-Laws of Teletouch provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

Teletouch will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended May 31, 2003, as filed with the Securities and Exchange Commission (SEC), without exhibits. Please address all such requests to Teletouch Communications, Inc., 110 N. College, Suite 200, Tyler, Texas 75702, Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee.

WHERE ARE TELETOUCH’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Teletouch are located at 110 N. College, Suite 200, Tyler, Texas 75702 and our telephone number is (903) 595-8800.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT TELETOUCH?

Teletouch is subject to the informational requirements of the Securities Exchange Act of 1934 (Exchange Act) which requires that Teletouch file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including Teletouch, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, Teletouch’s Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT TELETOUCH STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF TELETOUCH?

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be beneficial owners of five percent or more of the 4,546,980 outstanding shares of common stock. The only executive officers, directors or nominees for director who beneficially owned five percent or more of Teletouch outstanding shares as of the Record Date were Mr. McMurrey and Mr. Crotty.

	Number of Common
	Shares	% of Common Shares
	Beneficially Owned	Beneficially Owned
Name and Address	Prior to Annual	Prior to Annual
of Beneficial Owner	Meeting (1)	Meeting

Robert M. McMurrey (3)(4)(5) 110 N. College, Suite 200 Tyler, TX 75702	1,238,942	27.2%
J. Kernan Crotty (2) 110 N. College, Suite 200 Tyler, TX 75702	507,980	10.1%
John C. Maggart (6) 201 Fourth Avenue North 11th Floor Nashville, TN 37219	267,523	5.9%
Rainbow Resources, Inc. (3) 110 N. College, Suite 200 Tyler, TX 75702	1,200,000	26.4%
TLL Partners, L.L.C. (4) 110 N. College, Suite 200 Tyler, TX 75702	0	—%
Progressive Concepts Communications, Inc. (5) 5718 Airport Freeway Fort Worth, TX 76107	0	—%

(1)	Unless otherwise noted in these footnotes, Teletouch believes that all shares referenced in this table are owned of record by each person named as beneficial owner and that each person has sole voting and dispositive power with respect to the shares of common stock owned by each of them. In accordance with Rule 13d-3, each person’s percentage ownership is determined by assuming that the options or convertible securities that are held by that person, and which are exercisable within 60 days, have been exercised or converted, as the case may be.

(2)	Includes 458,980 shares of common stock underlying stock options granted to Mr. Crotty.

(3)	Mr. McMurrey has voting and dispositive power over all Teletouch securities owned by Rainbow Resources, Inc. (“RRI”). The figures for Mr. McMurrey include the 1,200,000 shares held of record by RRI. Also includes 16,666 shares which may be acquired upon exercise of an option granted to Mr. McMurrey. Does not include 44,000,000 shares of common stock issuable upon the conversion of 1,000,000 shares of Series C Preferred Stock held by TLL Partners, a wholly-owned subsidiary of Progressive Concepts Communications Inc. (“PCCI”); Mr. McMurrey is the controlling person of PCCI by virtue of his being its majority stockholder over which entity Mr. McMurrey exercises control. The terms of Series C Preferred Stock state that it cannot be exercised or converted into the common shares until May 15, 2005.

(4)	As of the Record Date, TLL Partners does not beneficially own any shares of Teletouch. Mr. McMurrey has voting and dispositive power over all Teletouch securities owned by RRI and TLL Partners. The principal business of TLL Partners is to act as a holding company for investment in

Teletouch securities. TLL Partners is a wholly-owned subsidiary of PCCI; Mr. McMurrey is the controlling person of PCCI by virtue of his being its majority stockholder. Number and percentage of common shares beneficially owned by TLL Partners assuming the issuance 44,000,000 shares of common stock upon the conversion of 1,000,000 shares of Series C Preferred Stock held by TLL Partners held by this entity are 44,000,000 or 90.6%, respectively.

(5)	As of the Record Date, PCCI does not beneficially own any shares of Teletouch. PCCI is the parent holding company of its wholly-owned subsidiaries, Progressive Concepts, Inc. (PCI) and TLL Partners. Mr. McMurrey is the controlling person of PCCI by virtue of his being its majority stockholder. TLL Partners is a wholly-owned subsidiary of PCCI; Mr. McMurrey is the controlling person of PCCI by virtue of his being its majority stockholder. Number and percentage of common shares beneficially owned by PCCI assuming the issuance 44,000,000 shares of common stock upon the conversion of 1,000,000 shares of Series C Preferred Stock held by TLL Partners held by this entity are 44,000,000 or 90.6%, respectively.

(6)	Includes a total of 94,302 common shares that are held in three individual trusts for which Mr. John C. Maggart is the trustee. Also includes 173,221 common shares individually held by Mr. Maggart as of the Record Date. Further, Mr. Maggart holds warrants to purchase additional 500,000 shares of the Teletouch common stock. The terms of the warrant state that it cannot be exercised or converted into the common shares until May 15, 2005.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows, as of the Record Date, the securities owned by each director and executive officer. As of the Record Date, all of the present directors taken as a group (six persons), and the directors and executive officers as a group (the same six persons), own beneficially 1,797,584 shares of common stock (a beneficial ownership of 35.6%).

	Number of Common	% of Common Shares
	Shares Beneficially	Beneficially Owned
Name and Address	Owned Prior to	Prior to Annual
of Beneficial Owner	Annual Meeting (1)	Meeting

Robert M. McMurrey (2)(3)(4) 110 N. College, Suite 200 Tyler, TX 75702	1,238,942	27.2%
J. Kernan Crotty (2)(3)(5) 110 N. College, Suite 200 Tyler, TX 75702	507,980	10.1%
Clifford E. McFarland (3)(6) McFarland, Grossman & Co. 9821 Katy Freeway, Suite 500 Houston, TX 77024	19,330	*
Henry Y.L. Toh (3)(7) 1111 Hermann Drive, Unit 6E Houston, TX 77004	10,666	*

	Number of Common	% of Common Shares
	Shares Beneficially	Beneficially Owned
Name and Address	Owned Prior to	Prior to Annual
of Beneficial Owner	Annual Meeting (1)	Meeting

Marshall G. Webb (3)(7) 6110 Inwood Houston, TX 77057	10,666	*
Susan Stranahan Ciallella (3)(7) Dilworth Paxson, LLP 1735 Market Street, 32nd Floor Philadelphia, PA 19103	10,000	*
All Executive Officers & Directors as a Group (6 Persons)	1,797,584	35.6%

*	Indicates less than 1.0%.

(1)	Unless otherwise noted in these footnotes, Teletouch believes that all shares referenced in this table are owned of record by each person named as beneficial owner and that each person has sole voting and dispositive power with respect to the shares of common stock owned by each of them. In accordance with Rule 13d-3, each person’s percentage ownership is determined by assuming that the options or convertible securities that are held by that person, and which are exercisable within 60 days, have been exercised or converted, as the case may be.

(2)	Executive Officer

(3)	Director

(4)	Mr. McMurrey has voting and dispositive power over all Teletouch securities owned by RRI and TLL Partners. Includes 1,200,000 shares held of record by RRI. Also includes 16,666 shares which may be acquired upon exercise of an option granted to Mr. McMurrey. Does not include 44,000,000 shares of common stock issuable upon the conversion of 1,000,000 shares of Series C Preferred Stock held by TLL Partners, a wholly-owned subsidiary of PCCI; Mr. McMurrey is the controlling person of PCCI by virtue of his being its majority stockholder over which entity Mr. McMurrey exercises control. The terms of Series C Preferred Stock state that it cannot be exercised or converted into the common shares until May 15, 2005.

(5)	Includes 458,980 shares of common stock underlying stock options granted to Mr. Crotty.

(6)	Includes 13,330 shares underlying stock options granted to Mr. McFarland and 12,000 shares registered in the name of McFarland, Grossman & Co. (MGCO), of which Mr. McFarland is the President and a director. Such 12,000 shares are held by MGCO for the benefit of another entity of which Mr. McFarland is a 50% owner. Mr. McFarland disclaims ownership of 6,000 of such shares. Does not include securities owned by TLL Partners; Mr. McFarland owns a minority interest in PCCI, the indirect parent of the Company, which is also the parent of TLL Partners.

(7)	Represents shares underlying stock options.

DO ANY OF THE OFFICERS OR DIRECTORS HAVE AN INTEREST IN THE MATTERS TO BE ACTED UPON?

Henry Y.L.Toh and Susan S. Ciallella have been nominated for re-election as Class III directors and therefore have an interest in the outcome of Proposal 1.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-TEN PERCENT STOCKHOLDERS COMPLY WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN FISCAL 2003?

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Teletouch with the SEC and the American Stock Exchange. Officers, directors, and greater-than-ten-percent stockholders are required by SEC regulation to furnish Teletouch with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Teletouch’s knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers are:

Name	Age	Title

Robert M. McMurrey	57	Chairman of the Board of Directors
J. Kernan Crotty	59	Director, President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary
Clifford E. McFarland	47	Director
Marshall G. Webb	60	Director
Henry Y.L. Toh	46	Director
Susan Stranahan Ciallella	45	Director

Teletouch’s By-Laws provide that the Board of Directors shall be divided into three classes, and that the total number of directors shall consist of a minimum of three and a maximum of twelve members. The Board of Directors currently consists of six members: two Class I Directors (Messrs. McMurrey and McFarland), two Class II Director (Messrs. Crotty, and Webb) and two Class III Directors (Mr. Toh and Ms. Ciallella). Mr. Toh and Ms. Ciallella, the Class III director nominees, are standing for re-election for a three-year term at the Annual Meeting. The Class I Directors will stand for re-election in 2004.

Biographical information with respect to the executive officers and directors of Teletouch are set forth below. There are no family relationships between any present executive officers or directors.

Robert M. McMurrey, Chairman of the Board of Directors, has been a director of Teletouch since 1984. He served as Chief Executive Officer until February 2000. He is also the President, Chief Executive Officer, a director and the sole stockholder of Rainbow Resources, Inc.

Through Rainbow Resources, Inc., Mr. McMurrey acquired a controlling interest in Teletouch in 1984. Mr. McMurrey is the sole stockholder, a director and an officer of Progressive Concepts Communications, Inc. which is the sole stockholder of Progressive Concepts, Inc. (PCI), a Texas corporation, which is a provider of radio communications, telephone and telecommunication equipment, accessories and supplies. Mr. McMurrey is also an officer and director of PCI. Mr. McMurrey is also a control person of TLL Partners. . The principal business of TLL Partners is to act as a holding company for Mr. McMurrey’s investment in Teletouch securities. Mr. McMurrey was active in the oil and gas industry for over 30 years. Mr. McMurrey received a B.S. Degree in Petroleum Engineering from the University of Texas in 1971.

Susan Stranahan Ciallella was appointed to fill a vacancy on the Teletouch Board of Directors in August 2002. Ms. Ciallella is an attorney specializing in securities law, broker-dealer regulation and sports law, and is a licensed securities broker. In 2003 she joined the law firm of Dilworth Paxson, LLP as a partner in the Philadelphia office. From 1998 through 2003 Ms. Ciallella was associated with the law firm of Cozen O’Connor. Prior to 1998, Ms. Ciallella was a member of the firm of Adler & Gold in Cherry Hill, New Jersey. In 2001 Ms. Ciallella was a forum participant in the Securities and Exchange Commission’s 20th Annual Government-Business Forum on Small Business Capital Formation; she is a member of the Pennsylvania and New Jersey bars. She is a graduate of the University of Florida (B.S., 1980) and Rutgers University Law School (J.D., 1995).

J. Kernan Crotty joined Teletouch as Executive Vice President and Chief Financial Officer in November 1998. In May 2001 he was promoted to President and Chief Operating Officer in addition to his other duties. Mr. Crotty has been a director of Teletouch since May 2001. From 1995 to 1998, Mr. Crotty was founder and a principal of Latah Creek Investment Company, a manufacturer and importer of home furnishings, as well as a principal and Vice President of Courtside Products, Inc., a manufacturer and importer of sporting goods. Mr. Crotty holds a B.A. degree in Economics from Fordham College and holds an MBA degree in Corporation Finance from New York University.

Clifford E. McFarland has been a director of Teletouch since May 1995. In 1991 Mr. McFarland co-founded McFarland, Grossman & Company (MGCO), an investment bank in Houston, Texas. Mr. McFarland has served as the President and a Managing Director of MGCO since its inception. From time to time, MGCO has rendered investment banking services to Teletouch, and to certain affiliates of Teletouch. See “Compensation of Directors and Executive Officers—Consulting and Other Arrangements.”

Henry Y.L. Toh has been a director of Teletouch since November 2001. Mr. Toh is associated with three other publicly traded companies: he has served as an officer and director of I-Link Incorporated (a publicly held Internet telephone company) from 1992 to the present; has served as a director of National Auto Credit, Inc.(a specialized finance and entertainment company) from December 1998 to the present; and became a director of Bigmar, Inc. (a pharmaceuticals company) in 2002. He has also served as an officer and director of Four M International, Inc. (a privately held investment entity) from 1992 to the present, Mr. Toh is a graduate of Rice University.

Marshall G. Webb has been a director of Teletouch since November 2001. He is the Chief Executive Officer of HarborWatch, Inc., a privately held company that will provide waterborne security solutions to detect and deter threats against shipping ports throughout North America. Through 2002, Mr. Webb provided consulting services in the capacity of Executive Vice President of SOLVAZ, Inc., a privately held company which provided business process solutions to human capital intensive industries with an emphasis on the insurance, healthcare, staffing, and professional employer organization industries. In 1998, Mr. Webb founded the Polaris Group, Inc., a privately held corporate finance and mergers and acquisitions firm, for which he served as the managing director from its inception through 2002. Mr. Webb founded BrightStar Information Technology Group, Inc., a publicly held provider of high-end IT solutions to government and corporations, in 1997 and served as its CEO and director through 1998. Mr. Webb is an alumnus of Southern Methodist University and is a Certified Public Accountant. Mr. Webb is a “financial expert” as that term is defined in Section 407 of the Sarbanes-Oxley Act of 2002 and under the federal securities laws. As a financial expert, Mr. Webb has an understanding of GAAP and financial statements, experience in preparing or auditing financial statements of generally comparable companies; has applied such principles in connection with accounting for estimates, accruals and reserves; and has experience with internal accounting controls and an understanding of Audit Committee functions.

Each officer of Teletouch is appointed by the Board of Directors and holds his office(s) at the pleasure and discretion of the Board of Directors.

There are no material proceedings to which any director, director nominee, officer or affiliate of Teletouch, any owner of record or beneficially of more than five percent of any class of voting securities of Teletouch, or any associate of any such director, officer, affiliate or security holder is a party adverse to Teletouch or any of its subsidiaries or has a material interest adverse to Teletouch or any of its subsidiaries.

No director, director nominee, officer or affiliate of Teletouch, any owner of record or any beneficial owner of more than five percent of any class of voting securities of Teletouch has, during the last five years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws. No family relationships exist by or between any director nominee.

NOMINEES TO THE BOARD OF DIRECTORS

Henry Y.L. Toh and Susan S. Ciallella are the Class III nominees for election to the Board of Directors. See “Information about Directors and Executive Officers” above for information relative to their respective business experience.

THE BOARD OF DIRECTORS

The Board of Directors oversees the business affairs of Teletouch and monitors the performance of management. Pursuant to the Teletouch By-Laws, the Board of Directors has established that the Board of Directors shall consist of no less than three and no more than twelve members; currently the number of seats on the Board of Directors is six. The Board of Directors held five meetings during the fiscal year ended May 31, 2003. During the fiscal year ended May 31, 2003, no director attended fewer than seventy-five percent of the meetings of the Board of Directors or of the committee(s) on which he or she served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established three standing committees, namely, an Audit Committee, a Compensation Committee and an Executive Committee. There is no nominating committee or any committee serving a similar function. A Special Committee, with a limited purpose and duration, was created in 2002.

Audit Committee. On September 16, 2003 the Board of Directors approved Teletouch’s revised Audit Committee Charter incorporating certain updates in light of the most recent regulatory developments, including the Sarbanes-Oxley Act of 2002 (SOXA). A copy of the current Audit Committee Charter is attached as Appendix A to this proxy statement. The duties and responsibilities of the Audit Committee are to recommend the selection of the independent public accountants for Teletouch to the Board of Directors, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation with the independent auditors, to review with the Teletouch Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls and to perform all other duties as the Board of Directors may from time to time designate. Marshall G. Webb (Chairman), Henry Y.L. Toh and Susan Stranahan Ciallella comprise the Audit Committee. Mr. Webb and Mr. Toh both became members of the Audit Committee in November 2001, Ms. Ciallella was appointed in August 2002. During the fiscal year ended May 31, 2003, the Audit Committee held twelve meetings. Beginning November 2002, the Board of Directors approved additional compensation for the Chairman of the Audit Committee equaling $1,000 per day for services rendered to Teletouch in this capacity with a minimum of two days per month to be paid. Each member of the Audit Committee that is a non-employee, non-affiliate member of the committee is paid $500 for attendance at Audit Committee meetings ($100 for telephonic attendance). Such amounts are in addition to reimbursement to such committee members for out-of-pocket expenses related to meeting attendance. Except for fees payable for service on the Board of Directors and its standing committees, no member of the Company’s Audit Committee has received any consulting fees or advances from the Company or its subsidiaries. Mr. Webb in his capacity as Chairman of the Audit Committee received compensatory fees of $14,000 during the fiscal year ended May 31, 2003. No member of the Audit Committee is an affiliate of the Company or its subsidiaries and each member of the Audit Committee is, therefore, an independent director of the Company as defined in Section 301(3)(A) of the SOXA and the American Stock Exchange listing requirements. As disclosed in “Information about Directors and Executive Officers” above, Mr. Webb is a “financial expert” on the Audit Committee.

Compensation Committee. The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to stock options, bonuses and salaries and to perform all other duties as the Board of Directors may from time to time designate. Henry Y.L. Toh (Chairman), Marshall G. Webb and Susan Stranahan Ciallella are currently the members of the Compensation Committee. During the fiscal year ended May 31, 2003, the Compensation Committee held two meetings.

Executive Committee. The duties and responsibilities of the Executive Committee are to exercise the powers and authority of the Board of Directors in the management of the business and affairs of Teletouch, to the extent not assigned to other committees of the Board of Directors and to the extent permitted by Delaware law and the By-Laws of Teletouch. Robert M. McMurrey (Chairman), J. Kernan Crotty and Clifford E. McFarland are the members of the Executive Committee. During the fiscal year ended May 31, 2003, the Executive Committee held no meetings.

Special Committee. The duties and responsibilities of the Special Committee, as designated by the Board of Directors, are to interview and select an investment banking firm for the purpose of obtaining an opinion as to whether the issuance of the Series C Preferred Stock and the GM Warrant as part of the consummation of the debt restructuring transaction under the Restructuring Agreement dated as of May 17, 2002, as amended (the Restructuring Agreement) is fair, from a financial point of view, to holders of Teletouch’s common stock other than TLL Partners, GM Holdings, and their affiliates. The Special Committee has completed its review of the Restructuring Agreement and related agreement underlying the transaction. Messrs. Toh and Webb are members of the Special Committee. During the fiscal year ended May 31, 2003, the Special Committee held four meetings.

AUDIT COMMITTEE REPORT

The following paragraphs constitute the report of the Audit Committee for the fiscal year ended May 31, 2003. In accordance with SEC rules, this report shall not be deemed to be subject to SEC Regulation 14A or to Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any statements or reports filed by Teletouch with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

The Audit Committee performed the following functions:

•	reviewed and discussed Teletouch’s audited financial statements with management;

•	discussed with Teletouch’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). SAS 61 requires independent auditors to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. Among the matters to be communicated to the Audit Committee are: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including the Company’s system to monitor and manage business risk) and legal and ethical compliance programs;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board (ISB) Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent accountant relating to the independent accountant’s independence from the Company’s management and from the Company and the matters included in the written disclosures required by the ISB in accordance with SEC Rule 201-2.01, and reviewed and recommended to the Board the selection of the Company’s independent auditors;

•	reviewed the interim financial statements with the Company’s management and the independent auditors prior to filing the Company’s Quarterly Reports on Form 10-Q and discussed the results of the quarterly reviews and other matters to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards; and

•	based on the review and discussions above with the Company’s management and the independent auditors concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Teletouch’s annual report on Form 10-K for the most recent fiscal year for filing with the SEC.

By the members of the Audit Committee:
Marshall G. Webb, Chairman
Henry Y.L. Toh
Susan Stranahan Ciallella

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid for services rendered to Teletouch during the last three fiscal years by each person serving as Teletouch’s Chief Executive Officer and Teletouch’s most highly compensated executive officers serving as such as of May 31, 2003 whose compensation was in excess of $100,000.

					Long Term Compensation
	Annual Compensation				Awards

						Securities
				Other	Restricted	Underlying
Name and			Bonus	Annual	Stock	Options/
Principal Position	Year	Salary($)	($) (1)	Compensation($)	Awards($)	SARs(#)

Robert M McMurrey;	2003	29,463	50,000	—	—	—
Chairman of the Board (2)	2002	—	100,000	—	—	—
	2001	175,000	80,000	—	—	—
J. Kernan Crotty, President	2003	240,000	75,000	—	—	166,667
CFO (3)	2002	190,385	100,000	—	—	333,333
	2001	130,192	80,000	—	—	100,000
Nancy Andersen	2003	100,000	28,750	—	—	2,500
Vice President	2002	109,461	25,000	—	—	—
	2001	95,000	25,000	—	—	—
Douglas E. Sloan	2003	86,798	35,000	—	—	10,000
Controller	2002	80,885	25,000	—	—	—
	2001	63,000	15,000	—	—	—

(1)	Unless otherwise indicated, bonuses shown were paid in the fiscal year following the year in which services were provided.

(2)	Mr. McMurrey was also Chief Executive Officer of Teletouch until February 2000. He ceased receiving a salary effective April 30, 2001. Beginning January 1, 2003, Mr. McMurrey began receiving a salary of $75,000 annually. In 2003, Mr. McMurrey was granted a bonus of $50,000 by the Compensation Committee in view of his substantial efforts in effecting the Company’s debt retirement activities. This bonus was paid in August 2003. In 2002, Mr. McMurrey was granted a bonus of $100,000 by the Compensation Committee in view of his substantial efforts in effecting the Company’s debt restructuring and equity recapitalization.

(3)	Mr. Crotty became President, Chief Operating Officer, and Chief Financial Officer in May 2001. In April 2002, Mr. Crotty entered into an employment agreement with the Company at an annual salary of $240,000 and he is entitled to receive yearly performance related bonus payments in the range of $50,000 — $100,000. Upon entering this employment agreement in April 2002, Mr. Crotty was paid a signing bonus of $38,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (2003)

The following table sets forth certain information with respect to options granted during the fiscal year ended May 31, 2003 for persons named in the Summary Compensation Table.

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in Fiscal	Exercise or Base
Name	Granted (#)	Year	Price ($/Share)	Grant Date Value	Expiration Date

Robert M. McMurrey	—	—	—	—	—
J. Kernan Crotty	166,667	66%	$0.333	$55,500	9/1/12
Nancy Andersen	2,500	1%	$0.40	$1,000	4/11/13
Douglas E. Sloan	10,000	4%	$0.40	$4,000	4/11/13

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR; FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth certain information with respect to options exercised during the fiscal year ended May 31, 2003 by named executive officers and with respect to unexercised options held by such persons at the end of the fiscal year ended May 31, 2003.

	Shares		Number of Securities		Value of Unexercised in the
	Acquired on	Value	Underlying Unexercised		Money Options/SARs at
Name	Exercise (#)	Realized ($)	Options/SARs at FY-End (#)		FY-End ($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert M McMurrey	—	—	16,666	0	$3,500	$—
J. Kernan Crotty	—	—	356,636	293,364	$62,342	$44,658
Nancy Anderson	—	—	14,083	1,750	$2,837	$88
Douglas E. Sloan	—	—	16,984	13,016	$3,087	$1,613

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended May 31, 2003. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by Teletouch with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

The Compensation Committee oversees and administers the Company’s compensation program for its executive officers. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board, the Company’s Chief Executive Officer and Chief Operating Officer as part of its decision making process when examining their respective compensation packages.

Objectives. The objectives of the Company’s executive compensation program are to:

•	Attract and retain talented and productive executive officers;

•	Provide incentives for executive officers for superior performance; and

•	Align interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

Components. The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. For a summary of the executive compensation for fiscal year 2003, see the Summary Compensation Table under the heading “Compensation of Directors and Executive Officers” above.

Base Salaries. The Committee has based its decisions on salaries for Teletouch’s executive officers, including its Chairman, Chief Executive Officer, President, Chief Operating Officer

and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include amounts set in employment agreements or terms of employment, increases in the cost of living, our Company’s overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to our long-term success and of the executive’s individual contributions to such success.

On April 1, 2002, the Company entered into a three-year Employment Agreement with J. Kernan Crotty, to serve as President, Chief Financial Officer, Chief Operating Officer and Assistant Secretary. The Employment Agreement may be renewed for one additional year, if the Company and Mr. Crotty so agree, no later than thirty days before the expiration of the initial term. On September 16, 2003, Teletouch and Mr. Crotty executed an Amended and Restated Employment Agreement for an initial term ending April 1, 2006, also renewable for one additional year, if the Company and Mr. Crotty so agree, no later than thirty days before the expiration of the initial term. See “Employment Agreements”.

During the course of the fiscal years ended May 31, 2002 and May 31, 2003, Robert McMurrey, the Company’s Chairman, made significant contributions of his time and resources to assist the Company in its effort to reorganize its corporate debt. Effective April 30, 2001, at the initiation of Mr. McMurrey, the Company stopped paying Mr. McMurrey a salary in order to assist the Company in dealing with its cash flow issues. Subsequently, in order to complete the Company’s debt reorganization, Mr. McMurrey agreed to the condition imposed by Pilgrim, one of the Company’s lenders, that he not receive payment of a salary or other compensation from the Company for his time and efforts expended during the course of the negotiations (provided however, that the Company is allowed to grant him a bonus of no more than $100,000). In January 2003, subsequent to the Company’s retirement of its obligations with Pilgrim, Mr. McMurrey began receiving a salary of $75,000 annually.

Bonuses. The Company rewards its executive officers with annual bonuses based upon the performance of Teletouch and each executive. Bonuses are generally paid if Teletouch meets or surpasses certain annual cash flow objectives, including consideration of EBITDA (earnings before interest, taxes, depreciation and amortization) and if the executive meets or exceeds certain non-financial objectives. The financial objectives for Teletouch and the performance standards for executives are generally established by the Committee. For the fiscal year ended May 31, 2002, Mr. Crotty received a yearly performance-related bonus payment in the amount of $75,000 in August 2003. See “Employment Agreements”. In view of the substantial efforts made by Mr. McMurrey in the Company’ retirement of its debt obligations with Pilgrim, the Compensation Committee determined to grant a bonus to Mr. McMurrey in the amount of $50,000 paid in August 2003.

Stock Options. The Committee views stock options as a significant long-term compensation vehicle for Teletouch executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Teletouch stock price increases. Options granted under Teletouch’s 2002 Stock Option and Appreciation Rights Plan (the 2002 Plan) have vesting schedules set by the Compensation Committee, which generally range from two to five years. Grants of stock options generally are based upon the performance of Teletouch, the level of the executive’s position within Teletouch and an evaluation of the executive’s past and expected future performance. The Committee grants stock options periodically, but not necessarily on an annual basis. On December 17, 2001, the Company granted Mr. Crotty a ten-year non-qualified stock option to purchase 333,333 shares of the Company’s common stock exercisable for $0.282 per share, vesting pro rata daily commencing December 17, 2001 and ending December 17, 2004. On September 1, 2002, he became entitled to receive a non-qualified option to purchase 166,667 shares of the Company’s common stock. See “Employment Agreements”.

President and Chief Financial Officer. The salary established in the fiscal year ended May 31, 2003 for Mr. Crotty, the President, Chief Financial Officer, Chief Operating Officer and Assistant Secretary of Teletouch, was based on the factors and analyses described in this Report. Specific factors considered by the Committee included Mr. Crotty’s responsibilities with Teletouch and the Teletouch executive bonus structure described above.

At the close of the period covered by the foregoing report, Mr. Toh (Chairman), Mr. Webb and Ms. Ciallella were the sole members of the Compensation Committee.

By the members of the Compensation Committee:
Henry Y.L. Toh, Chairman
Marshall G. Webb
Susan Stranahan Ciallella

PERFORMANCE GRAPH

The following graph compares the Teletouch cumulative total shareholder return since May 31, 1998 with that of the American Stock Exchange (the AMEX Composite Index) and a peer group index comprised of Aquis Communications, Inc., Metrocall, Inc., PNI Technologies, Inc. and Weblink Wireless, Inc. The graph assumes an initial investment of $100.00 on May 31, 1999 and the reinvestment of dividends where applicable. All data relating to the Teletouch total return in the performance graph has been adjusted to give effect to the Teletouch June 1998 reverse stock split. The Company has never paid a dividend on its common stock.

The following represents in table form the same information set forth in the line graph above:

	Fiscal Year ended May 31,

	1998	1999	2000	2001	2002	2003

Teletouch Communications, Inc.	100.00	29.33	44.01	17.07	9.60	9.60
Amex Composite Index	100.00	107.03	127.86	124.08	113.32	109.85
Peer Group	100.00	34.44	59.14	3.81	0.88	0.42

REMUNERATION OF DIRECTORS

Each director of Teletouch who is not a salaried officer or employee of Teletouch or of a subsidiary of Teletouch receives compensation for serving as a director and fees for attendance at meetings of the Board of Directors or of any committee appointed by the Board of Directors as determined by the Board of Directors from time to time. All non-employee non-affiliate directors will be compensated at the rate $22,000 annually. Teletouch’s policy is that every non-employee, non-affiliate director of Teletouch shall be paid $500 for attendance at meetings of the Board of Directors ($100 for telephonic attendance). Such amounts are in addition to reimbursement to such directors for out-of-pocket expenses related to meeting attendance.

The directors are also eligible to receive options under our stock option plans at the discretion of the Board of Directors. Under the Company’s 2002 Plan, all non-employee non-affiliate directors receive a one-time grant of options to purchase 10,000 shares of common stock upon election as a director plus an additional grant of 666 options on the first trading day of each year. There may be additional annual grants of options.

EMPLOYMENT AGREEMENTS

McMurrey Employment Agreement

In August 1995 and again in August 1998, Teletouch entered into employment agreements with Mr. McMurrey, Chairman of the Board of Directors and then Chief Executive Officer. Mr. McMurrey was employed at a base salary of $175,000 per annum. After August 1999 there were no further extensions or renewals and the agreement was allowed to lapse and expire. Mr. McMurrey continued to serve as Chief Executive Officer of the Company until February 2000. He was reappointed in May 2001 and continued to be compensated at the annual rate of $175,000 plus a performance bonus; however, Mr. McMurrey did not enter into a formal employment agreement upon reappointment and served “at will.” Mr. McMurrey ceased to be an employee of and to draw a salary from the Company on April 30, 2001. Mr. McMurrey continues to be a director and is the Chairman of the Board of Directors and in January 2003, he began drawing a salary of $75,000 annually.

Crotty Employment Agreement

On April 1, 2002, the Company entered into a three-year Employment Agreement with J. Kernan Crotty, to serve as President, Chief Financial Officer, Chief Operating Officer and Assistant Secretary. The Employment Agreement may be renewed for one additional year, if the Company and Mr. Crotty so agree, no later than thirty days before the expiration of the initial term. On September 16, 2003, Teletouch and Mr. Crotty executed an Amended and Restated Employment Agreement for an initial term ending April 1, 2006, also renewable for one additional year, if the Company and Mr. Crotty so agree, no later than thirty days before the expiration of the initial term.

As compensation Mr. Crotty is paid a base salary of $240,000 per year. Subject to periodic review by the Board of Directors, and based on the Company’s earnings performance or meritorious performance of his duties, his salary may be increased. He will be entitled to receive yearly bonus payments in the target range of $50,000-$100,000, after the issuance of final audited financial statements. The Compensation Committee will consider actual operating performance compared to budgeted performance of the Company, EBITDA less capital expenditures, and other traditional and subjective performance criteria when determining the Annual Bonus.

In addition to monetary compensation, Mr. Crotty’s employment benefits include disability, health and life insurance, sick leave, vacation and participation in the Company’s Section 401(k) retirement plan. On December 17, 2001, he was granted a ten-year non-qualified stock option to purchase 333,333 shares of the Company’s common stock, exercisable for $0.282 per share, which price was the average closing price for the twenty days preceding the date of grant. Vesting is pro rata daily over a three-year period commencing December 17, 2001.

On September 1, 2002, Mr. Crotty was granted a non-qualified option to purchase 166,667 shares of the Company’s common stock, exercisable for $0.333 per share, which price was the average closing price for the twenty days preceding the date of grant. Vesting is pro rata daily over a two-year period commencing September 1, 2002. In the event of a change of control (as defined in the Employment Agreement) or upon sale of substantially all of the assets of the Company or merger of the Company out of existence, vesting shall accelerate.

The Company may terminate his employment, upon written notice of (1) death; (2) disability, if the disability continues for 120 days in any year or 90 consecutive days; or (3) for cause. The Company may also terminate Mr. Crotty’s employment in the absence of cause for any reason provided that it pay his base salary through April 1, 2006 and a minimum severance bonus of either $100,000 or the amount of the Annual Bonus pro rated for the portion of the year employed prior to termination. The Company has no obligation to pay a severance bonus if the Company’s reported EBITDA for the fiscal year is less than 75% of budgeted EBITDA for that fiscal year.

Mr. Crotty may voluntarily terminate his employment upon written notice of a good reason arrived at in good faith. All unvested options granted under his Employment Agreement shall immediately terminate and all vested options shall terminate in accordance with their terms. In the event of voluntary termination of his employment, the Company shall pay a severance package the same as provided for involuntary termination without cause, with the same exceptions.

In the event of termination by the Company for the reasons set forth above, each of the Company and Mr. Crotty shall execute mutual releases of claims against each other prior to Mr. Crotty receiving any post-termination payments. In addition, Mr. Crotty may not compete with the Company in any state in which it does business or within 100 miles of such states for three years after he ceases to be employed by the Company. However, if the Company fails to make its post-termination payments to him, the non-competition provisions will be suspended for that period.

CONSULTING AND OTHER ARRANGEMENTS

Clifford E. McFarland, a director of Teletouch, is President and a Managing Director of McFarland, Grossman & Company (MGCO). Mr. McFarland’s firm has provided services to Teletouch in connection with seeking additional financing to facilitate the Company’ efforts to retire its obligations with certain lenders as well as provide additional operating capital. MGCO received $10,000 in remuneration from Teletouch for those services. In July 2003, the Company entered into an agreement with MGCO to raise funding to allow Teletouch to explore certain acquisition opportunities. Under this agreement, MGCO will receive $10,000 per month in remuneration for these services which is cancelable by Teletouch after three months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

STOCK OPTION PLAN

1994 Plan

Pursuant to the 1994 Stock Options and Appreciation Rights Plan (1994 Plan), Board of Directors adopted a policy providing that each non-employee, non-affiliate director shall receive a non-discretionary Non-Qualified Option to purchase 666 shares of common stock effective as of June 1, 1998 and subsequently on the first business day of January each year beginning in January 1999. Each option is exercisable at a price equal to the closing market price on the date of grant, and vests in full one year from the date of grant. Mr. McFarland was granted options to purchase 666 shares of Teletouch common stock effective January 2, 1999, January 2, 2000, January 2, 2001 and January 2, 2002 under the 1994 Plan. In addition, Mr. Toh and Mr. Webb were each granted an option to purchase 10,000 shares of the Company’s common stock upon their appointment to the Board of Directors in November 2001, and an additional option to purchase 666 shares of common stock effective January 2, 2002. Mr. McFarland was granted options to purchase 3,333 shares in November 2001 to put him in parity with Messrs. Toh and Webb.

2002 Plan

The Company’s stockholders approved the 2002 Stock Option and Appreciation Rights Plan (2002 Plan) at the 2002 Annual Stockholder meeting. The 2002 Plan provides that non-employee, non-affiliate directors are eligible to receive options, as well as officers, employees and consultants. It is the Board of Directors’ intention that annual non-discretionary option grants to certain directors under the 1994 Stock Option Plan cease, along with one-time grants of options to new Board of Directors members when they join the board. However, these kinds of grants will continue under the 2002 Plan. All options granted under the 2002 Plan will be exercisable at a price equal to the closing market price on the date of grant; vesting will be as determined by the Board of Directors or Compensation Committee on the date of grant.

Ms. Ciallella was granted options to purchase 10,000 shares of common stock when she joined the Board of Directors in August 2002. Mr. Toh, Mr. McFarland, Mr. Webb and Ms. Ciallella were each granted options to purchase 666 shares of the Company’s common stock on January 2, 2003 under the 2002 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraphs set forth the reportable transactions in the last fiscal year between Teletouch and its executive officers, directors or affiliates. See “Compensation of Directors and Executive Officers—Employment Agreements” and “Compensation of Directors and Executive Officers—Consulting and Other Arrangements” for descriptions of the terms of employment and consulting agreements between Teletouch and certain officers, directors and other related parties.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

None.

SELECTED FINANCIAL INFORMATION

The following table represents certain items from the Company’s consolidated statements of operations and certain other information for the periods indicated.

	(In Thousands, except Per Share Data,
	Pagers in Service and ARPU)

	2003	2002	2001	2000	1999

Service, rent, and maintenance revenue	$27,929	$34,335	$42,929	$45,164	$42,792
Product sales revenue	6,893	12,234	13,366	11,427	8,346

Total revenues	34,822	46,569	56,295	56,591	51,138
Net book value of products sold	(5,315)	(8,539)	(13,405)	(11,211)	(8,000)

	$29,507	$38,030	$42,890	$45,380	$43,138
Operating expenses (1)(7)(8)	30,132	36,601	79,337	43,650	42,678

Operating income (loss) (1)	(625)	1,429	(36,447)	1,730	460
Interest expense, net(3)	(384)	(7,412)	(8,775)	(7,908)	(7,823)
Loss on investments	—	—	(356)	—	—
Gain (loss) on disposal of assets	(253)	(109)	(237)	155	23
Write-off of equipment (5)	(810)	—	—	—	—
Gain on extinguishment of debt (3)(4)	510	69,571	—	—	—
Gain on litigation settlement (6)	429	—	—	—	—

Income (loss) before income taxes (1)(3)(4)(5)(6)(7)(8)	(1,133)	63,479	(45,815)	(6,023)	(7,340)
Income tax expense/(benefit)	(372)	—	—	—	—

Net income (loss) before preferred stock dividends (1)(3)(4)(5)(6)(7)(8)	$(761)	$63,479	$(45,815)	$(6,023)	$(7,340)

Net income (loss) applicable to common stock	$35,616	$58,690	$(50,117)	$(9,741)	$(10,665)

Earnings (loss) per share applicable to common stock:
Earnings (loss) per share – basic (1)(3)(4)(5)(6)(7)(8)	$7.67	$12.14	$(10.65)	$(2.29)	$(2.52)
Earnings (loss) per share – diluted (1)(3)(4)(5)(6)(7)(8)	$0.39	$0.64	$(10.65)	$(2.29)	$(2.52)

Pagers in service at end of period	217,700	271,100	354,700	411,700	394,200
Average revenue per unit (“ARPU”)	$8.87	$8.79	$8.78	$8.98	$9.25

Total assets (1)	$16,090	$23,638	$31,445	$77,693	$81,256

Long-term debt, net of current portion (2)(3)(4)	$760	$2,511	$—	$71,927	$75,944

Shareholders’ equity (deficit) (1)(3)(4)(5)(6)(7)(8)	$7,253	$9,301	$(55,814)	$(11,438)	$(5,462)

(1)	2001 information includes impairment charges of $36.6 million related to certain intangible assets recorded in the three month period ended May 31, 2001.

(2)	$66,935,000 of long-term debt was reclassified as a current liability as of May 31, 2001

(3)	$57,100,000 in outstanding principal on the Company’s senior debt and $25,513,000 in outstanding principal and accrued interest were retired on May 20, 2002 as the Company concluded its efforts to recapitalize its debt and certain equity securities. The Company recorded a gain on the extinguishment of debt of $69,571,000. See footnote B to the consolidated financial statements.

(4)	$2,536,000 in outstanding principal and accrued interest were retired on December 31, 2002. The Company recorded a gain on the extinguishment of debt of $510,000. See footnote B to the consolidated financial statements.

(5)	During the second quarter of fiscal 2003, the Company completed verification procedures of its property, plant and equipment. As a result, certain paging infrastructure inventory was not identified therefore a charge of $810,000 was recorded to write off the remaining carrying value of this equipment. See footnote A to the consolidated financial statements.

(6)	In December 2002, the Company received $429,000 as the result of a favorable legal settlement.

(7)	2002 information includes charges related to the closure of 22 retail stores in the amount of $488,000 for the abandonment of certain leased retail space and $120,000 for the abandonment of related leasehold improvements recorded in the fourth quarter of fiscal 2002.

(8)	2003 information includes charges related to the Company’s exit from its retail distribution channel in the amount of $2,303,000 recorded in the second and third quarter of fiscal 2003. These charges included $456,000 for personnel related costs, $477,000 for the abandonment of certain leased retail space, $34,000 for the abandonment of related leasehold improvements and $1,426,000 for write-downs on excess furniture and fixtures and computer equipment held for sale.

INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Ernst & Young LLP (E&Y) was the Company’s independent accounting firm during the fiscal year ended May 31, 2003. In July 2003, the Company decided to solicit proposals from other accounting firms to perform independent accounting services for the Company in the 2004 fiscal year and invited E&Y to submit its proposal. E&Y declined to submit such proposal for the Company’s consideration and on September 12, 2003 forwarded a letter to the Company indicating “... that the client-auditor relationship has ceased.” On September 18, 2003, the Audit Committee of the Board of Directors approved the engagement of the public accounting firm of BDO Seidman LLP as the Company’s independent accountants, effective immediately. The BDO Seidman LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity, if they so desire, to make a statement and respond to appropriate questions from the stockholders. The Audit Committee has considered the compatibility of non-audit services provided to the Company by E&Y during the last fiscal year in relationship to maintaining the auditor’s independence.

During our two most recent fiscal years or any subsequent interim period, we have not engaged BDO as either the principal accountant to audit our financial statements, or as an independent accountant to audit a significant subsidiary of Teletouch. Nor has Teletouch or someone on its behalf consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in Item 304(a)(1)(v)), during the two most recent fiscal years or any subsequent interim period.

The E&Y audit reports on the consolidated financial statements of Teletouch and subsidiaries as of and for the years ended May 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Further, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Additionally, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002, there were no reportable events (as defined in Item 304(a)(1)(v)).

Audit fees

For the last two fiscal years ended May 31, 2002 and 2003, respectively, Teletouch paid to E&Y audit fees of approximately $166,100 and $173,325, respectively, billed for professional services rendered for the audit of Teletouch’s annual financial statements for the fiscal years ended May 31, 2002 and 2003 and the reviews of the financial statements included in Teletouch’s financial statements included in its quarterly filings on Form 10-Q for the respective periods. The Teletouch Audit Committee approved 100% of the foregoing services rendered by the auditors to the Company.

Audit-related fees

For the last two fiscal years ended May 31, 2002 and 2003, respectively, Teletouch paid to E&Y fees of approximately $19,500 and $77,600, respectively, billed for assurance and related services by the Company’s auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements included in the Company’s financial statements included in its quarterly filings on Form 10-Q for the respective periods. The services thus provided by the Company’s auditors during fiscal 2003 included fees and expenses related to accounting consultations related to the Company’s store closings, fixed asset write-off, and general ledger system conversion. The Teletouch Audit Committee approved 100% of the foregoing services rendered by the auditors to the Company.

Tax fees

For the last two fiscal years ended May 31, 2002 and 2003, respectively, Teletouch paid to E&Y fees of approximately $9,300 and $56,250, respectively, billed for tax compliance, tax advice and tax planning. The services thus provided by Teletouch’s auditors during fiscal 2003 included state and local tax consultation and compilation services. The Teletouch Audit Committee approved 100% of the foregoing services rendered by the auditors to the Company.

Financial Information Systems Design and Implementation fees

There were no fees billed or rendered by Teletouch’s auditors for financial systems design and implementation for the fiscal year ended May 31, 2003 or 2002.

All other fees

There were no fees billed or rendered by Teletouch’s auditors for other services for the fiscal year ended May 31, 2003 or 2002.

DISCUSSION OF PROPOSALS RECOMMENDED
FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1
TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR THREE YEARS AND
UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

The Board of Directors has concluded that the re-election of the Class III directors is in the best interests of Teletouch and recommends stockholder approval of the re-election of Henry Y.L Toh and Susan S. Ciallella for three-year terms, and until their successors have been duly elected and shall qualify. The remaining directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Mr. Toh and Ms. Ciallella and the other Teletouch directors can be found under “Information About Directors and Executive Officers.”

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the re-election of Mr. Toh and Ms. Ciallella, the Board of Directors’ nominees.

Although the Board of Directors of Teletouch does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person(s) named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

Each of Mr. Toh and Ms. Ciallella must receive a plurality of votes cast in order to be elected. The Board of Directors unanimously recommends a vote FOR the re-election Mr. Toh and Ms. Ciallella.

PROPOSAL 2
TO RATIFY THE SELECTION OF BDO SEIDMAN LLP AS INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, concluded that the engagement of BDO Seidman LLP as our independent public accountants was in the best interests of Teletouch. In the past fiscal year there have been no disagreements with E&Y, our previous accountants, on accounting and financial disclosure matters.

Proposal 2 must be approved by a majority of the votes cast in order to be effective. Therefore, any shares that are not voted, including shares represented by a proxy which is marked “abstain,” will not count either “for” or “against” Proposal 2. The Board of Directors unanimously recommends a vote FOR the ratification of the selection of BDO Seidman LLP as independent public accountants for Teletouch.

OTHER PROPOSED ACTION

The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the board of directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

Stockholders should note that the Teletouch By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for a vote at an Annual Meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Teletouch Secretary no later than the close of business on the fifth day following the day on which notice of the Annual Meeting is first given to stockholders.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Teletouch Board of Directors with respect to the next Annual Meeting of stockholders, that proposal must be presented to the Teletouch management prior to May 29, 2004.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors

TELETOUCH COMMUNICATIONS, INC.

Douglas E. Sloan, Corporate Secretary

APPENDIX A

Audit Committee Charter

I.	RESPONSIBILITY

The Teletouch Communications, Inc. (“Teletouch”) Audit Committee (“Committee”) was established to assist the Board of Directors (the “Board”) in carrying out its oversight responsibilities that relate to Teletouch’s accounting and financial reporting processes, audits of Teletouch’s financial statements, internal controls, and compliance with laws regulations and ethics. This policy reaffirms that the Committee’s duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with Teletouch’s executive management and that Teletouch’s external auditors are responsible for auditing Teletouch’s financial statements. The foregoing notwithstanding, the Committee, in its capacity as the Audit Committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by Teletouch (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to Teletouch’s financial statements or any professional certification as to the external auditor’s work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of Teletouch shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of Teletouch, and/or others whose views would be considered helpful to the Committee.

The Committee’s prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total fees paid by Teletouch to its external auditor during the fiscal year in which non-audit services are provided, if Teletouch did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by Teletouch, if the Committee (or one or more members of the Committee who are also members of the Board of Directors to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived.

The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

A.	Financial Reporting

Committee procedures shall include:

1.	Selection of Outside Auditors

The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The outside auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of Teletouch. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships they have with Teletouch to determine their independence. The Committee shall review senior management’s recommendation on the annual selection of the outside auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of outside auditors to the Board of Directors for their approval.

The Committee’s review shall include:

•	Review and prior approval of all audit services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor’s engagement, that audit service shall be deemed to have been pre-approved.)

•	Opinions on the performance of the outside auditors by appropriate management.

•	Inquiring if the outside auditors face any significant litigation or disciplinary actions by the SEC or others.

•	Inquiring whether the chief executive officer of Teletouch’s outside auditors was employed by a registered independent public accounting firm and participated in any capacity in Teletouch’s audit during the one-year period preceding the commencement of an audit of Teletouch.

•	Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and Teletouch consistent with Independence Standards Board Statement 1 (“ISB No. 1”).

•	Obtaining written disclosure from the outside auditors describing all relationships between the outside auditors and Teletouch that bear on independence and objectivity.

•	Engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

•	Discussing auditor independence with its outside auditors and taking or recommending that the Board take appropriate action regarding any independence issues.

•	Discussing with Teletouch’s Chief Executive Officer and Chief Financial Officer certifications in Teletouch’s periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

•	Auditor engagement letters and estimated fees.

•	Consideration of the report of the outside auditors’ latest peer review conducted pursuant to a professional quality control program.

•	Review of management’s letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

•	Review of proposed non-audit services and consideration of the possible effect that these services could have on the independence of the outside auditors.

•	Facilitating and maintaining an open avenue of communication with Teletouch’s outside auditors.

•	Ensuring the Committee is informed in a timely manner by Teletouch’s outside auditors of (1) all critical accounting policies and practices the outside auditors intend to use for the audit; (2) discussion with Teletouch’s management of all alternative treatments of financial information within generally accepted accounting principles (“GAAP”), the ramifications of the use thereof and the outside auditors’ preferred treatment; and (3) other material written communications between the outside auditors and Teletouch’s management to include any management letter or schedule of audit adjustments.

•	Disclosing that the Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	Meeting with Teletouch’s general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on Teletouch’s financial statements.

3.	Regarding Teletouch’s financial statements, the Committee will:

•	Review Teletouch’s audited annual financial statements and outside auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review Teletouch’s interim quarterly financial statements and outside auditors’ views with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

•	Review the financial statements to be issued with management and with the outside auditors to determine whether the outside auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the quarterly financial report to shareholders.

•	Make a recommendation to the Board of Directors regarding the inclusion of interim and annual financial statements in Teletouch’s SEC filings based on its review of such financial statements with management and the outside auditors.

•	Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

•	Disclose in Teletouch’s annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

•	Disclose the Committee’s approval of any non-audit services in Teletouch’s periodic reports filed with the Securities and Exchange Commission (the “Commission”).

•	Review the management letter issued by the outside auditors and management’s response.

•	Review fees paid for audit and consulting services, respectively.

4.	Annually review and examine those matters which relate to a financial review of Teletouch’s Investment Policies.

5.	Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board.

6.	Annually review and update the Audit Committee Charter and submit the Charter to the full Board for approval.

7.	Maintain minutes or other records of meetings and activities of the Committee.

B.	Monitoring of Internal Controls

The Committee is responsible for obtaining and understanding Teletouch’s key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the Business Conduct Questionnaire and Annual Certification reporting made by each Teletouch employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by outside auditors.

C.	Compliance with Laws, Regulations, and Ethics

The Committee shall review reports and other information to gain reasonable assurance that Teletouch is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

Committee procedures shall include:

1.	Review Teletouch’s policies relating to compliance with laws, regulations, ethics, and conflict of interest.

2.	Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

3.	Review Teletouch’s policies and processes for compliance with U.S. and foreign country export controls, laws and regulations.

4.	Review Teletouch’s policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

5.	Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

6.	Review outside auditors’ reports that relate to the monitoring of compliance with Teletouch’s policies on business ethics.

7.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or outside auditors.

8.	Review the disclosure included in Teletouch’s periodic reports concerning whether at least one member of the Committee is a “financial expert” (as defined in Part III below) and, if no member of the Committee is a “financial expert”, why no such expert has been appointed to the Committee.

II.	OVERSIGHT OF OUTSIDE AUDITOR FUNCTIONS

The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the outside auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

The Committee’s oversight of outside audit coverage is covered under section I.A. above.

III.	COMMITTEE MEMBERSHIP

A.	Composition

1. General Rule.

The Committee shall be composed of at least three Directors, each of whom shall (i) satisfy the “independence” standards set forth in AMEX Company Guide Rule 121A and Rule 10A-3 under the Exchange Act, and (ii) have a general understanding of and be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement.

I. Under AMEX Company Guide Rule 121A, to be considered “independent,” a Committee member may not (other than in his capacity as a member of the Committee, the Board or another committee of the Board) be an officer or employee of the Company or its subsidiaries or have a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, the following is a non-exclusive list of persons who shall not be considered “independent:”

(a)	a director who is or during the past three years was, employed by the company or by any parent or subsidiary of the company;

(b)	a director who accepts or has an immediate family member who accepts any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or previous fiscal year, other than compensation for board service, payments arising solely from investments in the company’s securities, compensation paid to an immediate family member who an employee of the company or a parent of subsidiary of the company (but not if such person is an executive officer of the company or any parent or subsidiary of the company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is a member of the immediate family member of an individual who is, or has been in any of the past three years, employed by the company or by any parent or subsidiary of the company as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(d)	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)	a director of the listed company who is employed as an executive officer of another entity where any of the listed company’s executive officers serve on that entity’s compensation committee;

(f)	a director who is or was a partner or employee of the company’s outside auditor, and worked on the company’s audit engagement, during the past three fiscal years.

At least one member of the Committee must have the requisite accounting or related financial management expertise to be deemed a “financial expert”, as that term is defined by the Commission, having through education and experience as a public accountant, or auditor or a principal financial officer, comptroller or principal accounting officer or a position performing similar functions, an understanding of GAAP and financial statements, experience in the preparation or auditing of financial statements of generally comparable issuers and the application of such principles in connection with the accounting for estimates, accruals and reserves, and experience with internal accounting controls and an understanding of audit committee functions. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Teletouch or an outside consultant.

II. Under Rule 10A-3 under the Exchange Act, to be considered to be “independent,” a Committee member may not (other than in his capacity as a Committee member, a Board member, or any other Board committee member) accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the AMEX Rules provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service), or be an affiliated person of the company issuer or any subsidiary thereof.

2. “Exceptional and Limited Circumstances” Exception.

Notwithstanding the foregoing, a director who is not independent as set forth in AMEX Company Guide Rule 121A, but who satisfies the requirements of Rule 10A-3 under the Exchange Act, and is not a current officer or employee of an immediate family member of such person, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that the membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting proxy statement, or next annual report on SEC Form 10-K, whichever is sooner, the nature of the relationship and the reasons for the Board determination. A director so appointed to the Committee may not serve for in excess of two consecutive years and may not chair the Committee.

B.	Vacancies, Appointments, Meetings.

Subject to the membership requirements set forth hereinabove, the Chairman and other members of the Committee shall be appointed by the Board of Directors. Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV.	CONDUCT OF BUSINESS

All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board of Directors shall have overall authority over all Committee actions.

V.	COMPENSATION

The compensation of members of the Committee may be determined from time to time by resolution of the Board of Directors. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI.	TIME AND PLACE OF MEETINGS

Committee meetings shall be held at least quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the outside auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the outside auditors and management quarterly to review Teletouch’s financial statements consistent with the Audit Committee’s duties and responsibilities set forth herein.

VII.	PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

The Committee shall make an annual presentation to the Board of Directors within three months after the receipt of the outside auditor’s opinion on Teletouch’s financial statement. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board of Directors.

PROXY	TELETOUCH COMMUNICATIONS, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.

ON OCTOBER 23, 2003

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Henry Y.L. Toh, Marshall G. Webb, J. Kernan Crotty, Clifford E. McFarland, Susan Stranahan Ciallella and Robert M. McMurrey, and each or any of them proxies, and agents and attorneys-in-fact, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of stockholders to be held on October 23, 2003 at 9:00 a.m. at the Hotel Adolphus, 1321 Commerce Street, Dallas, Texas 75202 or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting.

1.	TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

☐ FOR THE NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION:  To withhold authority to vote for the nominee strike a line through the nominee’s name below:)

Henry Y.L. Toh                    Susan S. Ciallella

2.	TO RATIFY THE SELECTION OF BDO SEIDMAN LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3.	IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

    IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated:

Signature

Signature if held jointly

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.